UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2025

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Holcombe Blvd, Suite BCM-A, MS: BCM251 Houston, Texas	77021
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2025, Marker Therapeutics, Inc. (the “Company”) entered into a Statement of Work (the “SOW”) with Cellipont Bioservices, a leading cell therapy Contract Development and Manufacturing Organization (CDMO), for the manufacturing of MT-601, the Company’s lead Multi-Antigen Recognizing (MAR)-T cell therapy. Pursuant to the SOW, Cellipont will provide technology transfer and cGMP manufacturing services to support the scale-up and production of MT-601 for the Company’s APOLLO study. The SOW outlines the terms associated with the technology transfer of the Company’s MT-601 manufacturing and testing processes and procedures over the following nine-months.

Item 8.01.	Other Information

On June 17, 2025, the Company issued a press release announcing the SOW with Cellipont Bioservices for current good manufacturing practice (cGMP) manufacturing of MT601, Marker’s lead Multi-Antigen Recognizing (MAR)-T cell therapy.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: June 17, 2025	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer